PENGRAM CORPORATION
1200 Dupont Street, Suite 2J
Bellingham, WA 98225
Tel: (360) 255-3436 / Fax: (360) 925-2833

May 12, 2011

DEVELOPMENT RESOURCES LLC
Attention: Lee Eastman, Manager/Member
261 N. Hwy 101, #1117
Solona Beach, CA 92075

Dear Sirs:

Re: Mineral Claims LG 1 through LG 54, Elko County, Nevada

This will confirm that for one dollar ($1.00) and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, you have agreed to extend for an additional seven (7) days the Exclusive Period set out in our agreement dated April 13, 2011 with respect to the above mineral claims (the "Claims"). The Agreement will now expire on May 20, 2011.

Yours truly,

PENGRAM CORPORATION

Per:	/s/ Richard W. Donaldson
Richard W. Donaldson
President and Chief Executive Officer

Agreed and accepted as of the 12th day of May, 2011.

DEVELOPMENT RESOURCES LLC

Per:	/s/ Lee Eastman
Lee Eastman
Member/Manager